Contact:   Sitrick And Company
                                                             Maya Pogoda
                                                             (310) 788-2850

                                                             Richard Wool
                                                             (212) 573-6100
FOR IMMEDIATE RELEASE
---------------------


    STANDARD AUTOMOTIVE CORPORATION TO FACILITATE SALE OR RESTRUCTURING THROUGH
                       VOLUNTARY CHAPTER 11 REORGANIZATION

 OBTAINS PROPOSAL FOR COMMITMENT FOR UP TO $5 MILLION IN POST-PETITION FINANCING
                           TO ASSURE BUSINESS AS USUAL

     NEW YORK - MARCH 19, 2002 - STANDARD AUTOMOTIVE CORPORATION (the "Company") (AMEX: AJX) today announced that to facilitate the sale or restructuring of some or all of its subsidiaries, it, Ajax Manufacturing Company and certain of its subsidiary holding companies - CPS Enterprises, Inc., Barclay Investments, Inc. and Critical Components Corporation - have filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. Ajax Manufacturing Company was the only operating company included in the filing. The Company noted that its primary objective is to minimize the impact of the restructuring process on its operating companies.

     Concurrently, Standard Automotive said it received a proposal for a commitment for up to $5 million in debtor-in-possession (DIP) financing from Raymond International, W.L.L. to fund operations during the process. The proposal and financing provided for therein would be subject to Court approval. The Company is optimistic this facility will provide sufficient financial resources to operate its business as usual during the Chapter 11 process.

     "This restructuring process allows time for prospective buyers to evaluate the Company and its operations while day-to-day business activities continue without interruption," said John E. Elliott, II, chairman and chief restructuring officer, who joined the Company on February 11. "A sale of some or all of the Company's subsidiaries is in the best interests of all constituents because it will create greater access to the financial resources necessary for such subsidiaries to prosper and grow, and have the least impact
on the jobs of their employees."   Mr. Elliott noted over the past few months
the Company has held the line on costs while preliminary discussions have been held with prospective buyers for all or parts of the Company. He added that the Company intends to retain, subject to Court approval, Baltimore-based investment-banking firm Legg Mason Wood Walker, Inc. to help facilitate the sale.

     Mr. Elliott emphasized that daily operations will continue as usual while the restructuring is completed and expects that neither employees nor customers of Standard Automotive should notice any difference in operations as a result of the filing. "Our facilities will remain open and all aspects of the business will go on as before the Chapter 11 filing," Mr. Elliott said. "Our employees will continue to be paid as they always have and transactions that occur in the ordinary course of business will proceed as usual."

     Standard Automotive is a diversified company with production facilities located throughout the United States, Canada and Mexico. Standard Automotive manufactures precision products for aerospace, nuclear, industrial and defense markets, and it builds a broad line of specialized dump truck bodies, dump trailers, and related products.

     The statements contained in this release that are not historical facts are "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995).

These statements include those describing the expected future operations of Standard Automotive Corporation and the expectations regarding the outcome of the financing and restructuring transactions described in this release. Management wishes to caution the reader that these forward-looking statements are only predictions and are subject to risks and uncertainties and actual results may differ materially from those indicated in the forward-looking statements as a result of a number of factors. These factors include, but are not limited to, risks associated with the company's ability to complete the transactions described in this release and those risks and uncertainties described from time to time in the reports filed by the Company with the Securities and Exchange Commission, including its Annual Report on Form 10-KA filed on July 27, 2001 for the fiscal year ended March 31, 2001 and in its Quarterly Report on Form 10-Q filed on February 19, 2002 for the quarter ended December 31, 2001. Other important factors that could cause actual events or results to be materially different from the forward-looking statements include the ability of the Company to continue as a going concern; court approval of the Company's first day papers and other motions prosecuted by it from time to time in the chapter 11 cases; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases (or any significant delay with respect thereto); risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases into a chapter 7 cases.